Delta Oil & Gas, Inc. Files Registration Statement on Form S-4 in connection with Proposed Offer to Acquire Shares of The Stallion Group

October 17, 2008

The Stallion Group (OTCBB: SLGR) announces that Delta Oil and Gas, Inc. (OTC:BB – DOIG)  (“Delta Oil & Gas”) has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) on October 7, 2008 in order to register 27,168,832 of its common shares which will form part of the consideration for shareholders of Stallion in a proposed offer to acquire at least 80% of the shares of common stock of Stallion on a fully-diluted basis.  It is anticipated that if the proposed offer becomes effective, the consideration for each share of Stallion common stock tendered in the offer and accepted would be 0.333 of a share of Delta Oil & Gas common stock and cash in the amount of $0.0008 per share, subject to the terms and conditions of the proposed offer as contained in the Form S-4.

When reviewing the registration statement on Form S-4 and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, Stallion shareholders should disregard the letter of acceptance and transmittal filed as Exhibit 99.2 to the Form S-4.  The offer for the outstanding shares of Stallion common stock pursuant to the proposed transaction described in this communication and in the Form S-4 has not commenced.

The management of Stallion is currently reviewing the terms of the proposed offer and will be providing a response in the form of a circular in accordance with applicable Canadian and U.S. securities laws upon the effectiveness of the proposed offer.

Additional Information and Where to Find It

In connection with this proposed transaction, Delta Oil & Gas will also have to file a statement on Schedule TO with the SEC. Stallion shareholders are strongly encouraged to read the registration statement and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information about the proposed transaction.  Investors and security holders will be able to obtain free copies of the registration statement as well as other filed documents containing information about the proposed transaction, without charge, at the SEC’s web site (www.sec.gov).

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities.  Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, the offer for the outstanding shares of Stallion common stock pursuant to the proposed transaction described in this communication has not commenced. At the time that the proposed transaction is commenced, Delta Oil & Gas must file a statement on Schedule TO with the SEC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

About Stallion

The Stallion Group is an advanced oil and gas exploration and emerging early stage development company focused on its Mississippi, Louisiana and California exploration areas in the United States. Stallion has developed a foundational strategy which includes extensive analysis of all drilling opportunities. Once the analysis phases are complete Stallion can and does move very quickly to drill and establish reserve and production values. Stallion management is tasked with the requirement to manage exploration and development risk by participating only with mature oil and gas operators on our AMI lands (Areas of Mutual Interest).  Stallion has prospects in Mississippi, Louisiana, and in the Sacramento Valley, California. For more information about Stallion, it maintains a website located at www.thestalliongroup.com.

About Delta Oil and Gas

Delta Oil and Gas is an exploration company focused on developing North American oil and natural gas reserves. The Company's current focus is on the exploration of its land portfolio comprised of working interests in the following prospects:  the Mississippi prospects, the horizontal drilling prospect in Saskatchewan, the 2006-03 Prospect at Garvin and Murray Counties, Oklahoma and the 2007-01 Prospect in Garvin County, Oklahoma.  Delta Oil & Gas is seeking to expand its portfolio to include additional interests in Canada and the USA.

Safe Harbor Statement

Certain statements in this presentation constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of THE STALLION GROUP (“Stallion”), or developments in Stallion’s business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Forward-looking statements include all disclosure regarding possible events, conditions or results of operations that is based on assumptions about future economic conditions and courses of action. Forward-looking statements may also include any statement relating to future events, conditions or circumstances. Stallion cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements relate to, among other things, changes in the resource market; the market focus of Stallion; Stallion’s revenue mix and margin targets; Stallion’s operations priorities; and Stallion’s strategy for its products and solutions. The risks and uncertainties that may affect forward-looking statements include, among others, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Stallion's customers, demand for Stallion's products and other risks detailed from time to time in Stallion's filings with the Securities and Exchange Commission. Forward-looking statements are based on management’s current plans, estimates, projections, beliefs and opinions, and the Company does not undertake any obligation to update forward-looking statements should assumptions related to these plans, estimates, projections, beliefs and opinions change.

THE

STALLION

GROUP

Toll Free: 1-877-662-7901

IR@thestalliongroup.com

www.thestalliongroup.com